Exhibit 99.1

Bridgeline Announces Financial Results for the Fourth Quarter of Fiscal 2024

Woburn, Mass., December 23, 2024 - Bridgeline Digital, Inc. (NASDAQ: BLIN), a global leader in AI-powered marketing technology, today announced financial results for its fiscal fourth quarter ended September 30, 2024.

“HawkSearch is the leader in AI-powered product discovery. This year we nearly doubled our sales contracts, launched a new HawkSearch site every week, had better than 103% net revenue retention for HawkSearch, and released 5 AI products under the HawkSearch brand,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “We begin 2025 with the largest sales pipeline in the company’s history, an AI product suite that both existing customer and new customers need, and an outstanding industry reputation from customers and analysts.”

Financial Highlights – Fourth Quarter of Fiscal Year 2024

●	Total revenue was $3.9 million, compared to $3.8 million in the prior year period.

●	Subscription and licenses revenue was $3.0 million, compared to $3.1 million in the prior year period.

●	Gross profit was $2.7 million, compared to $2.6 million in the prior year period.

●	Gross margin was 69% compared to 68% in the prior year period.

Financial Highlights – Fiscal Year 2024

●	Total revenue was $15.4 million, compared to $15.9 million in the prior year period.

●	Subscription and licenses revenue was $12.1 million, compared to $12.7 million in the prior year period.

●	Gross profit was $10.4 million, compared to $10.9 million in the prior year period.

●	Gross margin was 68% compared to 68% in the prior year period.

Sales Highlights

●	In the fourth quarter of fiscal year 2024, Bridgeline signed 17 license sales, adding over $360 thousand in annual recurring revenue.

●	For fiscal year 2024, Bridgeline signed 83 license sales, adding $2.1 million in annual recurring revenue, totaling $6.2 million in new customer contracts.

●

Demand for AI-powered search is transforming sales, as companies align with customer expectations for smarter search experiences. This surge in demand for higher quality search is driving upgrades to Bridgeline’s HawkSearch platform.

Product Highlights

●

The Hawk AI Product Suite now includes advanced features like Smart Search, Smart Response, and Smart Tools. A new Smart Agent lets users adjust prompts and foundation model settings through an intuitive interface to optimize interactions with Hawk AI.

●

HawkSearch launched Conversational Search. Powered by GenAI, this feature uses NLP to interpret user intent and phrasing, transforming searches into conversational interactions with accurate, meaningful results.

●

HawkSearch launched Smart Facets for Concept Search. Powered by GenAI, Smart Facets transforms the search experience by enabling users to ask detailed, context-rich questions that automatically select relevant search facets.

●

HawkSearch announced a new Smart Response feature that analyzes PDF content and delivers specific answers to user queries. The innovation includes tools for extracting content from large PDF repositories and using GenAI to create helpful search features such as thumbnails of PDFs, summaries of pages within each PDF, and extraction of other important metadata such as file names and categorization.

●	HawkSearch’s Rapid UI Framework had a major update launched, which included a new GenAI capability component that accelerates the integration of Smart Response into search interfaces.

Partner Highlights

●	Optimizely is promoting HawkSearch as a top paid app in their app store and HawkSearch-AI was showcased at Opticon 2024 in San Antonio, Texas in November.

●

HawkSearch announced a leading distributor of fasteners and industrial supplies has selected HawkSearch to enhance their on-site search capabilities. This distributor, the first lead from our partner Xngage, will use HawkSearch to power their product discovery on the Optimizely platform using the Xngage XConnect connector for HawkSearch.

●

HawkSearch was named Moblico Partner of the Year. Moblico’s integration of HawkSearch’s AI capabilities enhances mobile engagement for distributors, optimizing real-time shopping experiences and increasing customer retention. This collaboration allows distributors to provide personalized customer experiences, leading to increased revenue and stronger market positioning.

●

Product Genius Technology, a leading provider of innovative solutions with decades of experience in the fastener industry, partnered with HawkSearch to provide patented search technology to enhance customer engagement and drive sales by simplifying the search, sort and display of complex product categories.

●

Human Element, Inc., a leading eCommerce services agency, will leverage HawkSearch AI-powered search technology to enhance customer engagement and drive sales for eCommerce platforms. Human Element will partner with HawkSearch to expand its offerings for B2B and B2C merchants to include AI-powered search technology, and the partnership gives Adobe Commerce (Magento), BigCommerce, and Shopify platform users easy access to HawkSearch’s AI-powered search.

Customer Highlights

●

Duda has expanded its partnership with the WooRank SEO platform. The agency now offers WooRank’s SEO insights and performance data as part of its top-tier SEO package, enhancing its clients' digital marketing strategies.

●

An aftermarket automotive truck parts retailer has chosen HawkSearch to power product discovery for its eCommerce website. The retailer is set to boost sales using HawkSearch's AI-powered Smart Search which allows customers to enter a concept or question into the search bar and receive more accurate, relevant results tailored to the customer’s query.

●

A top 10 U.S. electrical distributor has expanded its license with HawkSearch to enhance its Salesforce B2B Commerce experience. HawkSearch will support over 740 profit centers, improving the distributor’s product discovery with the Unit of Measure Conversion feature, while providing additional hosting services to address growing traffic demands.

●

A leader in fastener distribution has selected HawkSearch to enhance its search experience across 15 countries and 12 languages, leveraging HawkSearch’s Keyword & Concept Search to improve product discovery. Additionally, it will optimize part number searches, ensure accurate results for terms with varying spacing, support different format variations, and incorporate advanced machine learning and reporting capabilities.

●

A leading manufacturer and distributor of life safety gear, equipment, and training for first responders selected HawkSearch to improve their on-site search and merchandising powered by Salesforce Commerce Cloud. The manufacturer will also leverage Instant Engage for surfacing trending items, categories, and content as soon as the user clicks on the search box.

●

A prominent supplier in the construction materials testing equipment industry has selected HawkSearch and will leverage Instant Engage and Autocomplete to display popular products, category pages, and relevant content as soon as users interact with the search bar.

●

A leading wholesale hardware distributor has selected HawkSearch to deliver an improved product discovery experience with highly relevant, accurate search results and personalized recommendations for their Optimizely Configured Commerce site.

Financial Results – Fourth Quarter of Fiscal Year 2024

●	Total revenue, which is comprised of Licenses and Services revenue, was $3.9 million for the quarter ended September 30, 2024, as compared to $3.8 million for the same period in 2023.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue was $3.0 million for the quarter ended September 30, 2024, as compared to $3.1 million for the same period in 2023. As a percentage of total revenue, Subscription and licenses revenue was 78% of total revenue for the quarter ended September 30, 2024, compared to 81% for the same period in 2023.

●

Services revenue was $0.8 million for the quarter ended September 30, 2024, as compared to $0.7 million for the same period in 2023. As a percentage of total revenue, Services revenue accounted for 22% of total revenue for the quarter ended September 30, 2024, compared to 19% for the same period in 2023.

●

Cost of revenue was $1.2 million for the quarter ended September 30, 2024, as compared to $1.2 million for the same period in 2023. Gross profit was $2.7 million for the quarter ended September 30, 2024, as compared to $2.6 million for the same period in 2023.

●

Gross margin was 69% for the quarter ended September 30, 2024, as compared to 68% for the same period in 2023. Subscription and licenses gross margin was 72% for three months ended September 30, 2024, as compared to 73% for the same period in 2023. Services gross margin was 58% for the three months ended September 30, 2024, as compared to 46% for the same period in 2023.

●	Operating expenses were $3.1 million for the quarter ended September 30, 2024, as compared to $10.8 million for the same period in 2023 which included a goodwill impairment of $7.5 million.

●	Operating loss for the quarter ended September 30, 2024 was $0.5 million, as compared to $8.2 million for the same period in 2023 which included the impact of a goodwill impairment.

●

The warrant liability revaluation resulted in a nominal non-cash loss attributable to the change in the fair value of the warrant liabilities for the quarter ended September 30, 2024. This compares to a non-cash gain from revaluation of $0.2 million for the same period in 2023.

●	Net loss for the quarter ended September 30, 2024, was $0.4 million, compared to a net loss of $8.1 million for the same period in 2023 which included the impact of goodwill impairment.

Financial Results – Year-to-Date Twelve Months of Fiscal Year 2024

●	Total revenue, which is comprised of Licenses and Services revenue, was $15.4 million for the twelve months ended September 30, 2024, as compared to $15.9 million for the same period in 2023.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue was $12.1 million for the twelve months ended September 30, 2024, as compared to $12.7 million for the same period in 2023. As a percentage of total revenue, Subscription and licenses revenue was 79% of total revenue for the twelve months ended September 30, 2024, compared to 80% for the same period in 2023.

●

Services revenue was $3.2 million for the twelve months ended September 30, 2024, as compared to $3.1 million for the same period in 2023. As a percentage of total revenue, Services revenue accounted for 21% of total revenue for the twelve months ended September 30, 2024, compared to 20% for the same period in 2023.

●

Cost of revenue was $4.9 million for the twelve months ended September 30, 2024, as compared to $5.0 million for the same period in 2023. Gross profit was $10.4 million for the twelve months ended September 30, 2024, as compared to $10.9 million for the same period in 2023.

●

Gross margin was 68% for the twelve months ended September 30, 2024, as compared to 68% for the same period in 2023. Subscription and licenses gross margin were 72% for the twelve months ended September 30, 2024, as compared to 74% for the same period in 2023. Services gross margin was 52% for the twelve months ended September 30, 2024, as compared to 48% for the same period in 2023.

●	Operating expenses were $12.5 million for the twelve months ended September 30, 2024, as compared to $20.8 million for the same period in 2023 which included a goodwill impairment of $7.5 million.

●

Operating loss for the twelve months ended September 30, 2024, was $2.0 million, as compared to an operating loss of $9.9 million for the same period in 2023 which included the impact of the goodwill impairment.

●

The warrant liability revaluation resulted in a $0.1 million non-cash gain attributable to the change in the fair value of the warrant liabilities for the twelve months ended September 30, 2024. This compares to a non-cash gain the change in the fair value of $0.6 million for the same period in 2023.

●	Net loss for the twelve months ended September 30, 2024, was $2.0 million, compared to a net loss of $9.4 million for the same period in 2023, which included the impact of the goodwill impairment.

Conference Call

Bridgeline Digital, Inc. will hold a conference call today, December 23, 2024, at 4:30 p.m. Eastern Time to discuss these results. The Company’s President and Chief Executive Officer, Ari Kahn, and Chief Financial Officer, Thomas Windhausen, will host the call, followed by a question-and-answer period.

The details of the conference call and replay are as follows:

Bridgeline Digital Fourth Quarter 2024 Earnings Call

Monday, December 23, 2024, at 4:30 p.m. ET

Registration:	https://register.vevent.com/register/BIa2b7e1f034b94ac0a2c6017e5f9e8d15
Listen Only:	https://edge.media-server.com/mmc/p/7vs4y5pi

Participants can register for the conference call using the above URL above.
Once registered, participants will receive dial-in numbers and unique PIN number.

Non-GAAP Financial Measures

This press release contains the following Non-GAAP financial measures: Adjusted EBITDA, Non-GAAP adjusted net income (loss), and Non-GAAP adjusted net earnings (loss) per diluted share.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, impairment of goodwill and intangible assets, non-cash warrant related income/expense, changes in fair value of contingent consideration, restructuring and acquisition-related costs, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses Adjusted EBITDA and Non-GAAP adjusted net income (loss) as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP").

Non-GAAP adjusted net income (loss) and Non-GAAP adjusted net income (loss) per diluted share are calculated as net income (loss) or net income (loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, change in fair value of warrants, stock-based compensation, restructuring and acquisition-related costs, goodwill impairment charges, preferred stock dividends and any related tax effects.

Bridgeline's management does not consider these Non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these Non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these Non-GAAP financial measures. To compensate for these limitations, Bridgeline management presents Non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its Non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of Non-GAAP Adjusted EBITDA and adjusted net income (loss) may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that Adjusted EBITDA and Non-GAAP adjusted net income (loss) have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, instability in the financial markets, including the banking sector; our liability for any unauthorized access to our data or our users' content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do not control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market; or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline is a marketing technology company that offers a suite of products that help companies grow online revenue by driving more traffic to their websites, converting more visitors to purchasers, and increasing average order value.

To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Thomas R. Windhausen

Chief Financial Officer

twindhausen@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

ASSETS
	September 30,	September 30,
	2024	2023
Current assets:
Cash and cash equivalents	$1,390	$2,377
Accounts receivable, net	1,288	1,004
Prepaid expenses and other current assets	269	278
Total current assets	2,947	3,659
Property and equipment, net	74	151
Operating lease assets	163	390
Intangible assets, net	3,908	4,890
Goodwill, net	8,468	8,468
Other assets	42	73
Total assets	$15,602	$17,631

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$282	$267
Current portion of operating lease liabilities	157	148
Accounts payable	1,112	1,255
Accrued liabilities	988	995
Deferred revenue	2,189	2,084
Total current liabilities	4,728	4,749
Long-term debt, net of current portion	244	435
Operating lease liabilities, net of current portion	6	241
Warrant liabilities	98	174
Other long-term liabilities	520	572
Total liabilities	5,596	6,171

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Series C Convertible Preferred stock: 11,000 shares authorized; 350 shares issued and outstanding at September 30, 2024 and 2023	-	-
Series D Convertible Preferred stock: 4,200 shares authorized; no shares issued and outstanding at September 2024 and 2023
Common stock - $0.001 par value; 50,000,000 shares authorized;10,417,609 shares issued and outstanding at September 30, 2024 and 2023	10	10
Additional paid-in-capital	101,833	101,275
Accumulated deficit	(91,538)	(89,577)
Accumulated other comprehensive loss	(299)	(248)
Total stockholders' equity	10,006	11,460
Total liabilities and stockholders' equity	$15,602	$17,631

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue:
Subscription and perpetual licenses	$3,025	$3,072	$12,134	$12,742
Digital engagement services	838	726	3,224	3,143
Total net revenue	3,863	3,798	15,358	15,885

Cost of revenue:
Subscription and perpetual licenses	859	815	3,392	3,364
Digital engagement services	352	391	1,532	1,650
Total cost of revenue	1,211	1,206	4,924	5,014
Gross profit	2,652	2,592	10,434	10,871

Operating expenses:
Sales and marketing	912	965	3,715	4,757
General and administrative	857	806	3,282	3,173
Research and development	1,022	1,070	4,160	3,679
Depreciation and amortization	201	385	1,086	1,528
Goodwill impairment	-	7,517	-	7,517
Restructuring and acquisition related expenses	142	75	210	132
Total operating expenses	3,134	10,818	12,453	20,786
Loss from operations	(482)	(8,226)	(2,019)	(9,915)

Interest expense and other, net	(3)	(170)	(61)	(189)
Change in fair value of warrant liabilities	(5)	214	76	575
Income (loss) before income taxes	(490)	(8,182)	(2,004)	(9,529)
Provision for (benefit from) income taxes	(58)	(119)	(43)	(94)
Net (loss) income	$(432)	$(8,063)	$(1,961)	$(9,435)

Net (loss) income per share attributable to common shareholders:
Basic net (loss) income per share	$(0.04)	$(0.77)	$(0.19)	$(0.91)
Diluted net (loss) income per share	$(0.04)	$(0.77)	$(0.19)	$(0.91)
Number of weighted average shares outstanding:
Basic	10,417,609	10,417,609	10,417,609	10,417,609
Diluted	10,417,609	10,417,609	10,417,609	10,424,187

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Reconciliation of GAAP net income (loss) to Adjusted EBITDA:
GAAP net loss	$(432)	$(8,063)	$(1,961)	$(9,435)
Provision for income taxes	(58)	(119)	(43)	(94)
Interest expense and other, net	3	170	61	189
Change in fair value of warrants	5	(214)	(76)	(575)
Amortization of intangible assets	186	346	982	1,378
Depreciation and other amortization	22	45	130	177
Goodwill impairment	-	7,517	-	7,517
Restructuring and acquisition related charges	142	75	210	132
Stock-based compensation	137	126	505	402
Adjusted EBITDA	$5	$(117)	$(192)	$(309)

Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss):
GAAP net loss	$(432)	$(8,063)	$(1,961)	$(9,435)
Change in fair value of warrants	5	(214)	(76)	(575)
Amortization of intangible assets	186	346	982	1,378
Goodwill impairment	-	7,517	-	7,517
Restructuring and acquisition related charges	142	75	210	132
Stock-based compensation	137	126	505	402
Non-GAAP adjusted net loss	$38	$(213)	$(340)	$(581)

Reconciliation of GAAP net earnings (loss) per diluted share to non-GAAP adjusted net earnings (loss) per diluted share:
GAAP net loss per diluted share	$(0.04)	$(0.77)	$(0.19)	$(0.91)
Change in fair value of warrants	0.00	(0.02)	(0.01)	(0.06)
Amortization of intangible assets	0.02	0.03	0.09	0.13
Goodwill impairment	-	0.72	-	0.72
Restructuring and acquisition related charges	0.01	0.01	0.02	0.01
Stock-based compensation	0.01	0.01	0.05	0.04
Non-GAAP adjusted net loss per diluted share	$0.00	$(0.02)	$(0.03)	$(0.06)